Exhibit 99.1


             Viad Corp Announces Second Quarter Results;
                     Earnings per Share of $0.50


    PHOENIX--(BUSINESS WIRE)--July 29, 2005--Viad Corp (NYSE:VVI) today announced second quarter 2005 revenue of $227.0 million, segment operating income of $22.3 million, and net income of $11.1 million, or $0.50 per diluted share, in line with Viad's prior guidance.
    Robert H. Bohannon, chairman, president and chief executive officer said, "We had another terrific quarter of growth, with a 19.0 percent increase in earnings per share over the 2004 second quarter. Revenue increased 9.5 percent, reflecting growth at all of our operating segments. Total segment operating income increased 18.1 percent, led by GES and Exhibitgroup."

    Second Quarter 2005 Financial Highlights

    Highlights of the 2005 second quarter, compared to second quarter 2004 results, and year-to-date results are presented below.


                                      Q2 2005      Q2 2004    Change
                                    -----------   ---------  ---------
                                        ($ in millions)
Revenue                                $ 227.0      $207.4        9.5%
Segment operating income               $  22.3      $ 18.9       18.1%
Operating margins (a)                      9.8%        9.1%     70 bps
Income from continuing operations      $  11.1      $  9.2       20.7%
Net income (b)                         $  11.1      $  9.2       21.4%
Adjusted EBITDA (c)                    $  25.5      $ 19.7       29.5%
Cash from (used in) operations         $  (1.1)     $ 15.6         NM
Free cash flow (outflow) (c)           $  (9.1)     $ 13.5         NM

                                     YTD 2005     YTD 2004    Change
                                    -----------   ---------  ---------
                                        ($ in millions)
Revenue                                $ 476.5      $ 414.9      14.8%
Segment operating income               $  45.1      $  35.1      28.4%
Operating margins (a)                      9.5%        8.5%    100 bps
Income from continuing operations      $  23.5      $  16.7      40.4%
Net income (b)                         $  23.3      $  16.7      39.4%
Adjusted EBITDA (c)                    $  52.6      $  39.0      34.9%
Cash from operations                   $   9.6      $  22.4     -56.9%
Free cash flow (outflow) (c)           $  (2.8)     $  16.4        NM


(a) For operating margins, the change from the prior year period is presented in basis points.

(b) Net income in 2005 includes income from discontinued operations of $59,000 in the second quarter and a year-to-date loss from discontinued operations of $168,000, relating to tax matters associated with previously sold operations.

(c) Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, goodwill and intangible asset impairments, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

    These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in benchmarking and trending the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

    At the end of the second quarter 2005:

    --  Cash and cash equivalents were $120.0 million.

    --  Debt totaled $17.9 million, with a debt-to-capital ratio of
        4.5 percent.

    Free cash flow for the second quarter was an outflow of $9.1 million, reflecting decreases in customer deposits and accounts payable attributable to the timing of trade show activity. The timing of income tax payments as well as the level of capital expenditures during the quarter also contributed to the outflow. For the full year, Viad expects free cash flow to approximate net income, plus depreciation and amortization, minus restructuring payments, capital expenditures and dividends, with a minimal impact from working capital.

    GES Exposition Services (GES)

    GES' revenue for the second quarter of 2005 was $150.4 million, up $13.0 million or 9.5 percent from $137.4 million in the second quarter 2004. Segment operating income was $16.1 million, up 14.4 percent from $14.1 million in 2004 and operating margins were 10.7 percent as compared to 10.3 percent in 2004.
    Bohannon said, "As expected, GES had another strong quarter. The improved results over the 2004 quarter were driven mainly by continued success in capturing additional exhibitor discretionary spending through the Products and Services group and continued growth in the overall trade show industry. While the industry is clearly improving, certain challenges, including high fuel costs and pricing pressures, continue to impact GES' margins."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's second quarter revenue was $58.5 million, up $5.9 million or 11.1 percent from $52.7 million in the 2004 second quarter. Segment operating income was $2.0 million, as compared to $96,000 in the 2004 second quarter. The 2005 second quarter included $2.3 million in legal fees incurred to defend against unfair competitive practices, including violation of intellectual property rights, related to Exhibitgroup's kiosk business.
    Bohannon said, "Exhibitgroup delivered better than expected second quarter results. Revenue growth was driven in large part by positive revenue rotation of approximately $10 million from a European airshow that did not occur in the 2004 second quarter. This benefit was partially offset by reduced spending by certain clients in the pharmaceutical industry. Exhibitgroup's operating profit, despite the legal fees incurred, reflects significant improvement in gross margins as the result of new revenue initiatives and improved efficiency."
    Bohannon continued, "We have recently settled the kiosk litigation by way of Consent Judgments that recognize the validity and value of our intellectual property rights. The legal expenses we have incurred are an unfortunate but necessary cost. Our intellectual property rights protect our discernible differences and therefore the value of our business. We will not allow a competitor to violate these rights."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2005 second quarter was $18.1 million, as compared to $17.3 million in the 2004 second quarter. Segment operating income was $4.2 million, as compared to $4.7 million in the 2004 second quarter. Operating margins were
23.0 percent compared to 26.9 percent in 2004.
    Bohannon said, "Results in the Travel and Recreation Services segment were negatively impacted by excessive rainfall in Alberta, Canada in the second quarter, which resulted in reduced passenger volumes at Brewster's gondola and ice field tours. Despite lower volumes at Brewster's high throughput attractions, operating margins for this segment were still very strong."

    2005 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.

    Full Year 2005

    Viad's guidance for the full year 2005 has changed slightly. Full year income per diluted share is expected to be in the range of $1.23 to $1.34, versus prior guidance of $1.23 to $1.36, and compared to income from continuing operations before impairment losses of $1.07 per share in 2004. Revenue is expected to increase by a low-single digit rate from the 2004 amount of $785.7 million. Segment operating income is expected to increase by a mid-single digit to mid-teens rate from $53.4 million in 2004. This improvement is expected to be driven mainly by cost reductions and improved margins at Exhibitgroup. Despite negative show rotation of approximately $10 million, GES' revenue is expected to be slightly better than 2004, driven mainly by continued growth in the Products and Services group.

    Third Quarter 2005

    Consistent with Viad's prior guidance, income per share is expected to be in the range of $0.27 to $0.33, as compared to income before impairment losses per share of $0.57 in the 2004 third quarter. Revenue is expected to decrease by 15 to 20 percent from the 2004 amount of $218.6 million. These decreases are expected to be driven mainly by negative show rotation of approximately $34 million at GES and $10 million at Exhibitgroup (from the European airshow that occurred in the 2005 second quarter). Segment operating income is expected to be in the range of $13.5 million to $15.5 million.
    This guidance is based upon the following segment revenue and operating income expectations.

                                                         Segment
                                  Segment           Operating Income
                                  Revenue                 (Loss)
                         ---------------------------------------------
                             low-end      high-end   low-end  high-end
                         -------------------------- ------------------
                                        ($ in millions)

 GES                        $   105   to   $   115   $   0  to  $ 1.0
 Exhibitgroup               $    28   to   $    33   $(6.0) to  $(5.0)
 Travel & Recreation        $    40   to   $    45   $19.0  to  $20.0


    Fourth Quarter 2005

    Viad's guidance for the fourth quarter has been reduced slightly based on the expectation that Exhibitgroup will continue to experience reduced spending by certain of its clients in the pharmaceutical industry. Viad's fourth quarter loss per share is now expected to be in the range of $0.05 to $0.10, as compared to Viad's prior guidance of a loss per share in the range of $0.04 to $0.08, and the 2004 fourth quarter loss from continuing operations before impairment losses of $0.27 per share.
    Bohannon said, "We've had a strong first half of 2005 and we continue to be optimistic about the industries we serve. Certainly, we have many challenges ahead of us, but we are well on our way toward realizing meaningful earnings growth in 2005."

    Conference Call and Web Cast

    Viad Corp will hold a conference call with investors and analysts for a review of second quarter 2005 results on Friday, July 29, 2005 at 9 a.m. (EDT). To join the live conference call, dial 800-967-7134, passcode 1467124, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at 888-203-1112, passcode 1467124, or visit the Viad Web site and link to a replay of the webcast.
    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, and the realization of restructuring cost savings. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.


                      VIAD CORP AND SUBSIDIARIES
            TABLE ONE - QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)

                 Three months ended June 30, Six months ended June 30,
                 -------------------------- --------------------------
(000 omitted,
 except per
 share data)       2005      2004      %      2005      2004      %
                  --------  -------- ------  --------  -------- ------


Revenues
 (Note A)        $227,031  $207,378    9.5% $476,543  $414,933   14.8%
                  ========  ======== ======  ========  ======== ======


Segment operating
 income (Note A) $ 22,289  $ 18,878   18.1% $ 45,056  $ 35,084   28.4%
Corporate
 activities and
 minority
 interests         (3,147)   (3,835)  17.9%   (5,766)   (6,357)   9.3%
Restructuring
 recoveries
 (charges) (Note B)    73      (853)    NM       363      (853)    NM
Net interest
 income (expense)     262      (265)    NM       412      (606)    NM
                  --------  -------- ------  --------  -------- ------
Income before
 income taxes      19,477    13,925   39.9%   40,065    27,268   46.9%
Income tax expense (8,391)   (4,743) -76.9%  (16,554)  (10,527) -57.3%
                  --------  -------- ------  --------  -------- ------
Income from
 continuing
 operations        11,086     9,182   20.7%   23,511    16,741   40.4%
Income (loss)
 from discontinued
 operations (Note C)   59         -     NM      (168)        -     NM
                  --------  -------- ------  --------  -------- ------
Net income       $ 11,145  $  9,182   21.4% $ 23,343  $ 16,741   39.4%
                  ========  ======== ======  ========  ======== ======

Diluted income
 per common
 share:
   Income from
    continuing
    operations   $   0.50  $   0.42   19.0% $   1.06  $   0.77   37.7%
   Income (loss)
    from discontinued
    operations          -         -     NM     (0.01)        -     NM
                  --------  -------- ------  --------  -------- ------
   Net income
    per share    $   0.50  $   0.42   19.0% $   1.05  $   0.77   36.4%
                  ========  ======== ======  ========  ======== ======

Basic income per
 common share:
   Income from
    continuing
    operations   $   0.51  $   0.42   21.4% $   1.07  $   0.77   39.0%
   Income (loss)
    from discontinued
    operations          -         -     NM     (0.01)        -     NM
                  --------  -------- ------  --------  -------- ------
   Net income
    per share    $   0.51  $   0.42   21.4% $   1.06  $   0.77   37.7%
                  ========  ======== ======  ========  ======== ======

Common shares treated as
 outstanding for net income per share
 calculations:

    Average
     outstanding
     shares        22,033    21,732    1.4%   21,975    21,705    1.2%
                  ========  ======== ======  ========  ======== ======

    Average
     outstanding
     and
     potentially
     dilutive
     shares        22,191    21,839    1.6%   22,142    21,811    1.5%
                  ========  ======== ======  ========  ======== ======

NM = not meaningful


                      VIAD CORP AND SUBSIDIARIES
        TABLE ONE - NOTES TO QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)

(A) Reportable Segments


                 Three months ended June 30, Six months ended June 30,
                 -------------------------- --------------------------
   (000 omitted)   2005      2004      %      2005      2004      %
                  --------  -------- ------  --------  -------- ------

   Revenues:
    GES
     Exposition
     Services    $150,420  $137,392    9.5% $348,770  $300,955   15.9%
    Exhibitgroup/
     Giltspur      58,517    52,652   11.1%  104,949    92,705   13.2%
    Travel and
     Recreation
     Services      18,094    17,334    4.4%   22,824    21,273    7.3%
                  --------  -------- ------  --------  -------- ------
                 $227,031  $207,378    9.5% $476,543  $414,933   14.8%
                  ========  ======== ======  ========  ======== ======

   Segment
    operating
    income
    (loss):
    GES
     Exposition
     Services    $ 16,144  $ 14,113   14.4% $ 42,896  $ 34,671   23.7%
    Exhibitgroup/
     Giltspur       1,985        96     NM       157    (2,933)    NM
    Travel and
     Recreation
     Services       4,160     4,669  -10.9%    2,003     3,346  -40.1%
                  --------  -------- ------  --------  -------- ------
                 $ 22,289  $ 18,878   18.1% $ 45,056  $ 35,084   28.4%
                  ========  ======== ======  ========  ======== ======

NM = not meaningful

(B) Restructuring Charges and Recoveries -- In the first quarter of 2005, $290,000 ($175,000 after-tax) of the reserve was reversed as certain costs originally anticipated were not incurred. Additionally, in the second quarter of 2005, $73,000 ($44,000 after-tax) related to certain facility closure and lease termination costs that were less than original estimates, was also reversed. In the second quarter of 2004, Viad recorded a restructuring charge of $853,000 ($530,000 after-tax) primarily related to planned employee reductions.

(C) Income (Loss) from Discontinued Operations -- In the second quarter of 2005, Viad recorded income from discontinued operations of $59,000 relating to tax matters associated with previously sold operations. In the first quarter of 2005, Viad recorded a loss from discontinued operations of $227,000, also related to tax matters.


                      VIAD CORP AND SUBSIDIARIES
            TABLE TWO - ADJUSTED EBITDA AND FREE CASH FLOW
                              (UNAUDITED)

                 Three months ended June 30, Six months ended June 30,
                    ------------------------ -------------------------
(000 omitted)         2005     2004     %      2005      2004     %
                     -------  ------- ------  --------  ------- ------

Adjusted EBITDA:
 Net income         $11,145  $ 9,182   21.4% $ 23,343  $16,741   39.4%
 (Income) loss from
  discontinued
  operations            (59)       -     NM       168        -     NM
                     -------  ------- ------  --------  ------- ------
 Income from
  continuing
  operations         11,086    9,182   20.7%   23,511   16,741   40.4%
 Interest expense       602      391  -54.0%    1,159      958  -21.0%
 Income tax expense   8,391    4,743  -76.9%   16,554   10,527  -57.3%
 Depreciation and
  amortization        5,409    5,368   -0.8%   11,403   10,797   -5.6%
                     -------  ------- ------  --------  ------- ------
 Adjusted EBITDA    $25,488  $19,684   29.5% $ 52,627  $39,023   34.9%
                     =======  ======= ======  ========  ======= ======

                 Three months ended June 30, Six months ended June 30,
                    ------------------------ -------------------------
(000 omitted)          2005     2004       %     2005     2004       %
                     -------  ------- ------  --------  ------- ------

Free Cash Flow:
 Net cash provided
  by (used in)
  operating
  activities        $(1,060) $15,587     NM  $  9,640  $22,363  -56.9%
 Less:
  Capital
   expenditures      (7,172)  (2,112)    NM   (10,646)  (5,974) -78.2%
  Dividends paid       (882)       -     NM    (1,763)       -     NM
                     -------  ------- ------  --------  ------- ------
  Free cash flow
   (outflow)        $(9,114) $13,475     NM  $ (2,769) $16,389     NM
                     =======  ======= ======  ========  ======= ======

NM = not meaningful



    CONTACT: Viad Corp
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com